================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
================================================================================


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 2003


                           CURTISS WRIGHT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                1-134                13-0612970
             --------                -----                ----------

          State or Other        Commission File          IRS Employer
          Jurisdiction of           Number            Identification No.
         Incorporation or
           Organization


                      4 Becker Farm Road
                      Roseland, New Jersey                     07068
                      --------------------                     -----
                     Address of Principal Executive Offices   Zip Code


       Registrant's telephone number, including area code: (973) 597-4700
                                                           --------------


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ITEM 5. OTHER EVENTS

    On September 25, 2003 Curtiss-Wright Corporation (NYSE: CW; CW.B), a diversified global provider of highly engineered products and services to the motion control, flow control and metal treatment industries, announced the successful completion of an offering of $200 million of senior notes (the "Notes"), consisting of $125 million 5.74% senior notes due 2013 and $75 million 5.13% senior notes due 2010, in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

    Curtiss-Wright intends to use the net proceeds of the offering to reduce outstanding indebtedness under the Company's revolving credit facilities, to fund its ongoing strategic growth plan and for other general corporate purposes.

    The Notes were offered and sold to institutional accredited investors in a private placement that qualified for exemption from registration under the Securities Act. The Notes will not be registered for resale under the Securities Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits.

                   10.1     Form of Note Purchase Agreement
                   10.2     Restrictive Legend on Notes
                   99.1     Press Release Dated September 25, 2003




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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   CURTISS WRIGHT CORPORATION

                                                   By: /s/ Glenn E. Tynan
                                                       ------------------
                                                       Glenn E. Tynan
                                                       Vice-President and
                                                       Chief Financial Officer

Date: October 2, 2003




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                                 EXHIBIT INDEX


     Exhibit
     Number                      Description

      10.1                       Form of Note Purchase Agreement
      10.2                       Restrictive Legend On Notes
      99.1                       Press Release Dated September 25, 2003



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